Exhibit 99.1

Unify Announces Fourth Quarter and Fiscal Year 2005 Results

SACRAMENTO, Calif., Jun 14, 2005 (BUSINESS WIRE) — Unify Corp. (OTCBB:UNFY), a leading provider of business process automation solutions including specialty vertical applications today announced financial results for the fourth quarter and fiscal year ended April 30, 2005.

Fourth quarter total revenue was $2.8 million, compared to $3.2 million in the fourth quarter of the prior year. Software licenses revenue was $1.3 million, compared to $1.7 million for the prior year comparative period.

Under U.S. generally accepted accounting principals (GAAP), the Company’s net loss for the fourth quarter was $948,000, or $0.03 loss per share, compared to a $457,000 net loss or $0.02 loss per share in the comparable period last year. Excluding certain charges that are contained in the reconciliation of GAAP net loss to non-GAAP net loss table below, pro forma net loss for the quarter was $448,000, compared to a $457,000 net loss in the comparable period last year.

For the fiscal year ended April 30, 2005, total revenue was $11.3 million, compared to $11.9 million in the prior fiscal year. Software licenses revenue for the year was $5.2 million, compared to $6.1 million in fiscal 2004. On a GAAP basis, net loss for the year was $2.7 million or $0.10 loss per share, compared to a $1.0 million loss or $0.05 loss per share in the prior year. Excluding certain charges that are contained in the reconciliation of GAAP net loss to non-GAAP net loss table below, pro forma net loss for the year was $1.5 million, compared to $525,000 in the same period last year.

The Company ended fiscal 2005 with cash and cash equivalents of $3.7 million, compared to $6.6 million at April 30, 2004.

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:

	Quarter Ended April 30, 2005	Quarter Ended April 30, 2004	Twelve Months Ended April 30, 2005	Twelve Months Ended April 30, 2004

GAAP Net Loss	$(948,000)	$(457,000)	$(2,706,000)	$(1,010,000)

Adjustments:
Severance & Restructuring Charges	150,000		850,000	200,000
Acquisition Related Expenses	200,000		330,000
Earn out and Amortization	150,000		150,000
Write-down of Other Investments				175,000
Special Charges (Recoveries) (1)			(150,000)	110,000

Non-GAAP Net Loss	$(448,000)	$(457,000)	$(1,526,000)	$(525,000)

(1) Special charges (recoveries) related primarily to litigation Expenses

“Fiscal 2005 was a year of positive developments as well as disappointments for Unify,” said Todd Wille, president and CEO. “A year ago we were well into execution of a strategy focused solely on Unify NXJ as the growth engine for the company. But we quickly learned that selling NXJ into horizontal markets didn’t scale. Businesses instead were requiring solutions to specific problems, rather than technology. We rapidly made the adjustment to a vertical market strategy that leveraged NXJ in specialty niche solutions.”

“We’re pleased with the successful acquisition and integration of Acuitrek during the quarter that enabled us to leapfrog into a new market with our comprehensive NavRisk application and solid customer base,” added Wille. “During the fourth quarter, we generated more than $400,000 in new NavRisk contract bookings, which will convert to revenue in the second quarter of fiscal 2006. Additionally, we generated more than $250,000 in contract bookings for ViaMode, our transportation labor management application that will convert to revenue over the next two quarters, further solidifying our solutions focus.”

“Our planned revenue growth in fiscal 2006 will be driven from our four customer segments, consisting of our enterprise installed base, NXJ customers, and new NavRisk and ViaMode customer wins. With the significant reductions in our cost structure during fiscal 2005 and reduced discretionary spending for fiscal 2006, we expect to be profitable in the second half of the year,” concluded Wille.

Conference Call

Unify will hold its conference call on June 14, 2005, beginning at 2 p.m. Pacific Time. Listeners should dial 800-938-0653 prior to the start of the conference call. The conference call will also be Webcast. Online listeners can visit the investor relations section at www.unify.com prior to the start of the call for login information. A replay of the conference call will be available until June 30, 2005 by dialing 877-519-4471 and entering the passcode 6080028.

About Unify

Unify (OTCBB:UNFY) provides business process automation solutions, including market leading applications for specialty markets within the insurance and transportation industries. Unify’s solutions deliver a broad set of capabilities for automating business processes, integrating existing information systems and delivering collaborative information. Through its industry expertise and market leading technologies, Unify helps organizations drive business optimization, apply governance and increase customer service. Unify is headquartered in Sacramento, Calif. with offices in London and Paris, and a worldwide network of global distributors. Contact Unify at 916-928-6400 or visit www.unify.com.

This press release contains “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934 as amended. Forward looking statements are denoted by words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, and other variations of such words and similar expressions are intended to identify such forward-looking statements. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the Company’s forward looking statements. Such risks and uncertainties include, but are not limited to general economic conditions in the computer and software industries, domestically and worldwide, the Company’s ability to keep up with technological innovations in relation to its competitors, product defects or delays, developments in the Company’s relationships with its customers, distributors and suppliers, changes in pricing policies of the Company or its competitors and the Company’s ability to attract and retain employees in key positions. In addition, Unify’s forward looking statements should be considered in the context of other risks and uncertainties discussed in the Company’s SEC filings available for viewing on its web site at “Investor Relations,” “SEC filings” or from the SEC at www.sec.gov.

UNIFY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	April 30, 2005	April 30, 2004
Assets
Current assets:
Cash and cash equivalents	$3,675	$6,606
Accounts receivable, net	2,611	2,848
Prepaid expense & other current assets	656	543
Total current assets	6,942	9,997

Property and equipment, net	429	338
Other investments	214	214
Deferred royalty expense	425
Intangible assets	970
Other assets	166	194
Total assets	$9,147	$10,743

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$—	$—
Current portion of long term debt	166	146
Account payable	739	523
Other accrued liabilities	1,336	1,340
Accrued compensation and related expenses	721	812
Deferred revenue	3,220	3,360
Total current liabilities	6,182	6,181

Long term royalty payable	514
Long term support obligations	123
Other long term liabilities	103	70
Total long term liabilities	740	70

Commitments and contingencies

Stockholders’ equity:
Common stock	38	27
Additional paid in capital	63,578	63,205
Accumulated other comprehensive loss	73	18
Accumulated deficit	(61,465)	(58,758)
Total stockholders’ equity	2,224	4,492
Total liabilities and stockholders’ equity	$9,147	$10,743

UNIFY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2005	2004	2005	2004
Revenues:
Software Licenses	$1,255	$1,684	$5,205	$6,111
Services	1,518	1,492	6,098	5,814
Total revenues	2,773	3,176	11,303	11,925

Cost of Revenues:
Software licenses	81	182	345	595
Services	249	349	1,326	1,299
Total cost of revenues	330	531	1,671	1,894

Gross profit	2,443	2,645	9,632	10,031

Operating Expenses:
Product development	704	699	2,814	2,996
Selling, general and administrative	2,694	2,386	9,560	7,840
Write-down of other investments	—	—	—	175
Total operating expenses	3,398	3,085	12,374	11,011

Loss from operations	(956)	(440)	(2,742)	(980)
Other income (expense), net	9	(20)	44	(27)
Loss before income taxes	(947)	(460)	(2,698)	(1,007)
Provision (recovery) for income taxes	1	(3)	8	3
Net loss	$(948)	$(457)	$(2,706)	$(1,010)

Net loss per share:
Basic	$(0.03)	$(0.02)	$(0.10)	$(0.05)
Dilutive	$(0.03)	$(0.02)	$(0.09)	$(0.05)
Shares used in computing net loss per share:
Basic	28,287	21,821	28,145	21,558
Dilutive	29,188	21,821	29,169	21,558